                                                                      Exhibit 21

                       PIONEER AMERICAS ACQUISITION CORP.
                                  SUBSIDIARIES

Name of Company                                                                              Jurisdiction
---------------                                                                              ------------
Pioneer Americas Acquisition Corp.                                                            Delaware
         Pioneer Americas, Inc.                                                               Delaware
                 All-Pure Chemical Co.                                                        California
                          All-Pure Chemical Northwest, Inc.                                   Washington
                          T.C. Holdings, Inc.                                                 New Mexico
                                  T.C. Products, Inc.                                         Washington
                 Imperial West Chemical Co.                                                   Nevada
                 Pioneer Chlor Alkali Company, Inc.                                           Delaware
                          Black Mountain Power Company                                        Texas
                          G.O.W. Corporation                                                  Nevada
                          Pioneer Chlor Alkali International, Inc.                            Barbados
                 Pioneer (East), Inc.                                                         Delaware